Exhibit 10.43

Building Materials Holding Corporation

2005 Deferred Compensation Plan

for Directors

(Effective as of January 1, 2005)

TABLE OF CONTENTS
Page

ARTICLE 1. DEFINITIONS		24
1.1	Account	24
1.2	Beneficiary	24
1.3	Cash Account	24
1.4	Change in Control	24
1.5	Code	25
1.6	Committee	25
1.7	Company	25
1.8	Company Contributions	25
1.9	Compensation	25
1.10	Disability	25
1.11	Effective Date	26
1.12	Fees	26
1.13	Hardship	26
1.14	Participant	26
1.15	Plan	26
1.16	Plan Year	26
1.17	Regulations	26
1.18	Separation from Service	26
1.19	Stock	27
1.20	Trust or Trust Agreement	27
1.21	Trust Fund	27
1.22	Trustee	27

ARTICLE 2. ELIGIBILITY		27

ARTICLE 3. DEFERRED COMPENSATION		27
3.1	Deferred Compensation	27
3.2	Vesting	29
3.3	Election of Payment Terms	29

ARTICLE 4. PAYMENT OF DEFERRED COMPENSATION		31
4.1	Payment upon Distribution Event	31
4.2	Withdrawal for Hardship	31
4.3	Payment upon Change in Control	31
4.4	Payment upon Disability	31
4.5	Payment upon Death	31
4.6	Designation of Beneficiary	32
4.7	Administration of Payments	32
4.8	Permitted Acceleration of Payments	32
4.9	Permitted Delay of Payments	33

ARTICLE 5. TRUST AND INVESTMENT		33
5.1	Accounts	33
5.2	Participants’ Rights Unsecured	33

5.3	Trust Agreement	34
5.4	Investment of Contribution	34
5.5	Voting of Shares Held in Stock Accounts	34

ARTICLE 6. AMENDMENT AND TERMINATION		35

ARTICLE 7. ADMINISTRATION		35
7.1	Administration	35
7.2	Applying for Benefits	35
7.3	Liability of Committee; Indemnification	41
7.4	Expenses	41

ARTICLE 8. GENERAL AND MISCELLANEOUS		41
8.1	Rights Against the Company	41
8.2	Assignment or Transfer	42
8.3	Severability	42
8.4	Construction	42
8.5	Governing Law	42
8.6	Payment Due to Incompetence	42
8.7	Taxes	42
8.8	Insurance	42
8.9	Attorney’s Fees	43
8.10	Plan Binding on Successors and Assignees	43

Appendices	Acknowledgment
Distribution Election
Director Election of Deferral
Beneficiary Designation

BUILDING MATERIALS HOLDING CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR DIRECTORS

Building Materials Holding Corporation, a Delaware corporation (the “Company”) hereby establishes an unfunded plan for the purpose of providing deferred compensation for a select group of non-employee directors and management consultants in compliance with Section 409A of the Internal Revenue Code, as amended (the “Code”).

RECITALS

WHEREAS, the Participants identified by the Compensation Committee of the Board of Directors of the Company, or any other committee designated by the Board of Directors of the Company to administer this Plan in accordance with Article 8 of the Plan (the “Committee”), as eligible to participate in this Plan (each a “Participant,” or collectively the “Participants”) provide services to the Company; and

WHEREAS, the Company desires to adopt an unfunded deferred compensation plan and the Participants desire the Company to pay certain deferred compensation and/or related benefits to or for the benefit of the Participants, or a designated Beneficiary, or both;

NOW, THEREFORE, the Company hereby establishes this deferred compensation plan to take the place of the 1999 Deferred Compensation Plan for Directors with respect to any compensation earned on or after January 1, 2005.

ARTICLE 1.  DEFINITIONS

1.1
Account. means the separate account(s) established under this Plan for each Participant.  The term Account shall include the Cash Account and the Stock Account, except where the context indicates otherwise.  The Company shall furnish each Participant with a statement of his or her Account balances at least annually.

1.2	Beneficiary. means the beneficiary designated by the Participant to receive the Participant’s deferred compensation benefits in the event of his or her death.

1.3	Cash Account. means the separate account established under the Plan for each Participant who elects to defer Fees in a form other than Stock.

1.4
Change in Control. means the occurrence of any of the following, limited to the extent any such occurrence is consistent with the definition of a “change in control event” described in Code Section 409A or related Regulations:

(a)
when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (“Exchange Act”) (other than the Company, a Subsidiary or a Company benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, where such person’s beneficial ownership of the Company’s securities was not initiated by the Company or approved by the Company’s Board of Directors; or

(b)
the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, where such merger was not initiated by the Company and in which Company is not the surviving parent entity; or

(c)
a change in the composition of the Board of Directors of the Company during any 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d)	any liquidation or dissolution of the Company.

1.5	Code. means the Internal Revenue Code of 1986, as amended from time to time. Reference to any Code section shall include any successor or comparable provision of the Code or application Regulations.

1.6
Committee. means the Compensation Committee of the Board of Directors of the Company, or any other committee designated by the Board of Directors of the company to administer this Plan in accordance with Article 8.

1.7
Company. means Building Materials Holding Corporation, a Delaware Corporation, any successor organization thereto, and any corporation or other entity that must be aggregated with Building Materials Holding Corporation pursuant to the Code or Regulations.

1.8	Company Contributions. means the Company’s discretionary contribution, if any, pursuant to Section 3.1(b).

1.9	Compensation. means any and all Fees payable or Shares issuable to Participants for services rendered.

1.10	Disability means—

(a)
the condition of being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)
by reason of suffering from any medically determinable physical or mental impairment that is expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

1.11	Effective Date. means January 1, 2005.

1.12	Fees. means cash amounts payable to Participants for services rendered.

1.13
Hardship. refers to a distribution made on account of an unforeseeable immediate and heavy financial need of the Participant and that is necessary to satisfy that financial need in accordance with Code Section 409A and the related Regulations.

(a)
Amount.  The amounts distributed with respect to an emergency cannot exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(b)
Circumstances.  Whether a Participant has an immediate and heavy financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall refer to a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.14
Participant. means any individual who is either (a) a member of the Board of Directors who is not an employee of the Company, or (b) providing management consultation to the Company in his or her capacity as an independent contractor.

1.15	Plan. means the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Directors, as amended from time to time.

1.16	Plan Year. means the year beginning each January 1 and ending December 31.

1.17	Regulations means the rules, regulations, interpretations and procedures promulgated under the Code, as modified from time to time.

1.18
Separation from Service. means the termination of association of the Participant as a director or employee of the Company eligible for participation in a deferred compensation plan, and includes termination by way of resignation, removal or Disability.  A Participant who is on temporary leave of absence, whether with or without pay, shall be deemed not to have terminated association.  “Separation from Service” shall be interpreted in accordance with the meaning of “separation from service” or similar term under Code Section 409A and related Regulations.

1.19	Stock. means the Common Stock issuable by the Company to Participants for services rendered.

1.20	Trust or Trust Agreement. means the Trust Agreement applicable to the Plan, as amended from time to time, entered into between the Company and the Trustee to carry out the provisions of the Plan.

1.21	Trust Fund. means the cash and other assets and/or properties held and administered by Trustee, other than Shares, pursuant to the Trust to carry out the provisions of the Plan.

1.22	Trustee. means the designated Trustee acting at any time under the Trust.

ARTICLE 2.  ELIGIBILITY

Eligibility to participate in the Plan shall be limited to the Participants of the Company who—

(a)	are classified as non-employee directors or independent contractors, and

(b)	have been selected by the Committee to participate in the Plan.

The Committee shall designate the Participants who shall be covered by this Plan in a separate Acknowledgment (in the form provided by the Committee) for each such Participant. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Participant and delivered to the Company, provided that deferral of Compensation under the Plan shall not commence until the Participant has complied with the election procedures set forth in Section 3.3.  Nothing in the Plan or in the Acknowledgment should be construed to require any contributions to the Plan on behalf of the Participant by the Company.

ARTICLE 3.  DEFERRED COMPENSATION

3.1	Deferral Elections.

(a)
Election to Defer Compensation.  Each eligible Participant may elect to defer annually the receipt of a portion of the Fees and/or Shares for active service otherwise payable to him by the Company during each year or portion of a year that the Participant shall provide services to the Company.  Any Participant’s election to defer Compensation must satisfy the following conditions:

(1)
Newly Eligible Participants.  A Participant who is elected as a director during a Plan Year shall have 30 days from the date of such election in which to submit the required election documents for the then-current Plan Year.

(2)
Plan Year Elections.  Each other election must be made no later than the day prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to the Participant or such later date as may be permitted under Code Section 409A.

(3)	Minimum and Maximum Deferrals. The minimum dollar amount of Fees that may be deferred per annum is $5,000. The minimum percentage of Shares that may be deferred per annum is 100%.

(4)
Conditions of Election.  Any deferral election must be in writing, signed by the Participant, and delivered to the Company, together with all other documents required, as determined by the Committee.  Each deferral election shall be irrevocable with respect to any Compensation covered by the election, including Compensation payable in the Plan Year in which the election suspending or modifying the prior deferral election is delivered to the Company.  Each election or discontinuance of an election will continue in force for each successive year until or unless suspended or modified by the filing of a subsequent election with the Company by the Participant in accordance with subsection (a)(2).  The election to defer Compensation shall be in the form provided by the Committee.

(b)
Company Contributions.  The Company shall not be obligated to make any other contribution to the Plan on behalf of any Participant at any time.  Company may make Company Contributions to the Plan on behalf of one or more the Participants.  Company Contributions, if any, made to Cash Accounts of the Participants shall be determined in the sole and absolute discretion of the Company, and may be made without regard to whether the Participant to whose Cash Account such contribution is credited has made, or is making, deferrals.  The Company shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Company Contributions, and the Company shall have sole and absolute discretion as to the allocation of Company Contributions among Participants’ Cash Accounts.  The use of any particular formula or basis for making a Company Contribution in one year shall not bind or obligate the Company to use such formula or basis in any other year.

(c)
Accounts.  The Company shall establish on its books one or two separate Accounts for each Participant who participates in the Plan: a Stock Account and/or a Cash Account.  Fees deferred by a Participant shall be credited to the Stock Account or the Cash Account as elected by the Participant at the time the Participant elects to defer Fees.  Such election may be divided between the two Accounts in increments of 25% of the deferred Fees covered by the election.  An election between the Stock Account and the Cash Account shall be irrevocable as to the deferred Fees covered by the election and no transfers between the Stock Account and the Cash Account shall be permitted.  No special fund shall be established nor shall any notes or securities be issued by the Company with respect to a Participant’s Accounts.

The Company shall withhold the amount or percentage of Compensation specified to be deferred in equal amounts at the time or times such Compensation is or otherwise would be paid to the Participant.  The amount or percentage of Fees or Shares that a Participant elects to defer will remain constant for the Plan Year of the election and shall not be subject to change during the Plan Year.

(1)
Fees.  The credit for deferred Fees shall be entered on the Company’s books of account each quarter at the time that Fees are paid to other the Participants who do not elect to defer the payment of such Fees.

(2)
Shares.  The number of Shares deferred by a Participant shall be credited to the Stock Account, including fractional shares.  The credit for deferred Shares shall be entered on the Company’s books of account as soon as practicable after the Company’s annual shareholders’ meeting of the year subject to the deferral.  With respect to Fees deferred to a Participant’s Stock Account, the Stock Account shall be credited with a number of shares equal to the deferred Fees divided by the fair market value of the shares.  Dividends payable on Shares may be used to purchase additional Shares, as determined in the sole discretion of the Trustee.

3.2
Vesting.  All deferrals elected by the Participant from Fees or Shares shall be fully vested at all times.  Notwithstanding any provision of the Plan to the contrary, Company Contributions, if any, may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Company in its sole and absolute discretion.

3.3	Election of Payment Terms.

(a)
Initial Election - Time of Distribution.  By the later of December 31, 2005 and the date that is 30 days after becoming eligible for the Plan, each Participant will submit an election of the time of distribution applicable to the entirety of the Participant’s Accounts.  Participants may choose among the following times for distribution in accordance with the form provided by the Committee:

(1)	upon the Participant’s reaching a specified age,

(2)	upon the beginning of the Plan Year following the passage of a specified number of years,

(3)	upon the Participant’s Separation from Service with the Company,

(4)	upon the earliest to occur of—

(A)	the Participant’s reaching a specified age,

(B)	the beginning of the Plan Year following the passage of a specified number of years, and

(C)	the Participant’s Separation from Service with the Company,

(5)	upon the later to occur of—

(A)	the Participant’s reaching a specified age,

(B)	the beginning of the Plan Year following the passage of a specified number of years, and

(C)	the Participant’s Separation from Service.

(b)
Initial Election - Method of Distribution.  By the later of December 31, 2005 and the date that is 30 days after becoming eligible for the Plan, each Participant (or Beneficiary) will submit an election of the method of distribution applicable to the Participant’s entire Account.  Participants may choose among the following methods of distribution in accordance with the form provided by the Committee:

(1)	a single lump sum payment, or

(2)	monthly installments over a designated period of 5 or 10 years, which shall be treated as a single payment for election purposes.

In the event the Participant fails properly to designate the method of distribution, subject to a subsequent election made under subsection (c), such amounts shall be payable in the form of a lump sum.

(c)
Subsequent Elections to Change Timing or Method of Distribution.  A Participant may not accelerate the time or schedule of any payment under the Plan, except as provided in Regulations.  Any change to an election regarding the timing or method of distribution must satisfy the following conditions:

(1)	the subsequent election to delay a payment must be made no later than 12 months prior to the date of the first scheduled payment; and

(2)	the first payment must be deferred for a period of at least 5 years from the date the payment would otherwise have been made.

If such subsequent election does not satisfy the conditions specified in this subsection, the prior election shall be used to determine the timing and form of payment.  The last effective election accepted and acknowledged by the Committee shall govern the payment of the Participant’s Account.  Elections under this subsection will not affect the timing of distributions made on account of Disability, death or Hardship except as provided in Article 4.

ARTICLE 4.  PAYMENT OF DEFERRED COMPENSATION

4.1
Payment upon Distribution Event.  Except as otherwise provided in this article, a Participant will be entitled to receive all amounts credited to the Participant’s Accounts in accordance with the terms of his or her elections under Article 3.

4.2
Withdrawal for Hardship.  A Participant may apply for distributions from his or her Accounts to the extent that the Participant demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship.  Any Participant receiving a distribution on account of Hardship shall be ineligible to defer any additional compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. In addition, a new election of deferral must be submitted to the Company as a condition of participation in the Plan.

4.3
Payment upon Change in Control. Notwithstanding any other provisions of this Plan, the aggregate balances credited to and held in the Participants’ Accounts shall be distributed to the Participants in a lump sum within 30 days of a Change in Control.

4.4
Payment upon Disability.  Upon a Participant’s Disability, as determined by the Committee in its sole discretion, prior to the date when payment of his or her Accounts would otherwise commence under Article 3, the Participant will be entitled to receive all amounts credited to the Accounts as of the date of Disability according to the method of payment elected by the Participant.

4.5
Payment upon Death.  Upon a Participant’s Separation from Service by reason of death, prior to the date when payment of his or her Accounts would otherwise commence under Article 3, the Participant’s Beneficiary will be entitled to receive all amounts credited to the Accounts of the Participant as of the date of death according to the method of payment elected by the Participant, or to the extent permissible under Code Section 409A, according to the method of payment elected by the Beneficiary.  Upon the death of the Participant following the commencement of distribution, but prior to complete distribution of the entire balance of the Participant’s Accounts, the balance of the Participant’s Accounts on the date of death shall continue to be paid in the elected form of payment to the Participant’s Beneficiary.

4.6
Designation of Beneficiary.  The Participant may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by the Participant by written notice thereof to the Company at any time prior to his or her death and may revoke or change the Beneficiary so designated without the Beneficiary’s consent by written notice delivered to Company at any time and from time to time prior to the Participant’s death.  If the Participant is married and a resident of a community property state, one half of any amount due under the Plan which is the result of an amount contributed to the Plan during the Participant’s marriage is the community property of the Participant’s spouse and the Participant may designate a Beneficiary or Beneficiaries to receive only the Participant’s one-half interest. If the Participant shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form provided by the Committee.

4.7
Administration of Payments. Distribution of the lump sum or the first installment shall be made or commence within 90 days following the date of the distribution event, but in no event later than the end of the 2½ month period following the Plan Year in which occurs the distribution event.  Subsequent installments, if any, shall be made on the first day of each month following the first installment as determined by Company.  The amount of each installment shall be calculated by dividing the Cash Account balance or the number of Shares in the Stock Account as of the date of the distribution by the number of installments remaining pursuant to the Participant’s distribution election.  Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid.  Benefits payable to a Participant from a Stock Account shall only be paid to the Participant as a distribution of Common Stock plus cash for fractional shares.  Benefits payable to a Participant from a Cash Account shall only be paid to the Participant in cash.

4.8
Permitted Acceleration of Payments.  To the extent permitted by Code Section 409A and related Regulations, the Company may, in the sole discretion of the Committee, commence distribution to Participant, Participant’s Beneficiary or other appropriate payee the portion of Participant’s vested Plan Benefit authorized for distribution in accordance with Code Section 409A and related Regulations, including the following:

(a)	amounts payable to an individual other than the Participant under a domestic relations order approved by the Committee in its sole discretion;

(b)
de minimis cashout payments that result in the termination of the entirety of a Participant’s interest in the Plan, if the payment is made on or before the later of December 31 of the Plan Year in which occurs the Participant’s Separation from Service or the date 2½ months after the Participant’s Separation from Service and the payment is not greater than $10,000;

(c)
payment to Participant to pay the Federal Insurance Contributions Act tax imposed under Code Section 3101 and 3121(v)(2) on Eligible Compensation deferred under the Plan, grossed up as permitted under applicable Regulations; and

(d)
payment to Participant in the event the Plan with respect to that Participant fails to meet the requirements of Code Section 409A and related Regulations in an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A and the related Regulations.

4.9
Permitted Delay of Payments.  To the extent permitted by Code Section 409A and related Regulations, the Company shall delay distribution to Participant, Participant’s Beneficiary or other appropriate payee the portion of Participant’s vested Plan Benefit authorized for distribution to the extent—

(a)	that the Committee reasonably anticipates that the Company’s deduction with respect to such payment otherwise would be limited or eliminated by application of Code Section 162(m);

(b)
that the Committee reasonably anticipates that the making of the payment will violate a term of a loan agreement or other similar contract to which the Company is a party, and such violation will cause material harm to the Company;

(c)	that the Committee reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law;

(d)	upon such other events and conditions as may be permitted under the Code and Regulations;

provided that the payment shall be made at the earliest date at which the Committee reasonably anticipates that the applicable circumstance specified above is of no further force or effect.

ARTICLE 5.  TRUST AND INVESTMENT

5.1
Accounts.  The Company shall establish separate Accounts for each Participant who participates in the Plan.  No special fund shall be established nor shall any notes or securities be issued by the Company with respect to a Participant’s Accounts.

5.2
Participants’ Rights Unsecured. The right of the Participant or his or her Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his or her Beneficiary shall have any rights in or against any amount credited to his or her Cash Account or Stock Account or any other specific assets of the Company, except as otherwise provided in the Trust.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Company or any other person.

5.3
Trust Agreement. The Company may establish the Trust for the purpose of retaining assets set aside by the Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan.  Any benefits not paid from the Trust shall be paid solely from the Company’s general funds, and any benefits paid from the Trust shall be credited against and reduced by a corresponding amount the Company’s liability to the Participants under the Plan.  No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder.  All Trust Funds shall be subject to the claims of general creditors of the Company in the event the Company is insolvent (as that term is defined in the Trust Agreement).  The obligations of the Company to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Participants shall have no greater rights than general creditors of the Company.  Trust assets shall not, at any time, be located outside of the United States or be transferred outside of the United States, whether or not such assets are available to satisfy claims of general creditors.

5.4	Investment of Contribution.

(a)
The investment options available to each Participant shall be determined by the Company and set forth in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein.  Each Participant shall have the right to direct the Trustee as to the investment of his or her Cash Account in accordance with policies and procedures implemented by the Trustee.  The Company shall not be liable for any investment decision made by any Participant while the funds attributable to the Participant’s Accounts are held by the Trustee.

(b)
Cash Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Participant and made by the Trustee, until the Cash Account has been fully distributed to the Participant or to the Participant’s Beneficiary.  Stock Accounts shall only be credited with any dividends or other distributions received in respect of the Shares.

(c)
Notwithstanding any provision of the Plan to the contrary, the Committee or the Trustee may determine not to take into account the Participant’s designated investments and may invest the Participant’s Account in any other manner as the Committee or the Trustee shall determine.

5.5
Voting of Shares Held in Stock Accounts.  At the time of mailing of notice of each annual or special stockholders’ meeting of the Company, the Company shall send a copy of the notice and all proxy solicitation materials to each Participant who has Shares held in a Stock Account, together with a voting direction form for return to the proxy holder or its designee.  The Participant shall have the right to direct the proxy holder as to the manner in which the proxy holder is to vote the Shares credited to the Participant’s Stock Account.  The Trustee, in its sole discretion, shall have the right to vote shares for which it has received no directions from the Participant.  With respect to all rights other than the right to vote, the Company shall follow the directions of the Committee.

ARTICLE 6.  AMENDMENT AND TERMINATION

The Committee shall have the right to amend the Plan at any time and from time to time, including a retroactive amendment.  Any such amendment shall become effective upon the date stated therein, and shall be binding on all Participants, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect adversely benefits payable to an affected Participant without the Participant’s written approval.

ARTICLE 7.  ADMINISTRATION

7.1
Administration.  The Committee shall administer and interpret the Plan in accordance with the provisions of the Plan and the Trust Agreement.  Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under the Plan.  To the extent required to avoid penalties under section 409A of the Internal Revenue Code, the Committee intends to interpret and operate the Plan in all respects in compliance with Code Section 409A and related Regulations.

7.2
Applying for Benefits.  The following claims procedures are generally applicable to claims filed under the Plan.  To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(a)	General Procedures. Subject to the provisions of subsection (b), the following procedures shall apply in the determination of claims under the Plan.

(1)
Filing a Claim.  All applications and claims for benefits shall be filed in writing by the Participant, his or her Beneficiary, or the authorized representative of the claimant, by completing the procedures required by the Committee.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

(2)
Review of Claim.  The Committee shall review all applications and claims for benefits and shall decide whether to approve or deny the claim in whole or in part.  If a claim is denied in whole or in part, the Committee shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim.  If an extension is required, the Committee shall notify the claimant in writing (including by electronic media) by the end of the initial 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision on the claim.  The extension shall not exceed an additional 90 days.  The notice of denial shall be written (including in electronic media) in a manner calculated to be understood by the claimant and shall include the following:

(A)	specific reasons for the denial;

(B)	specific references to pertinent Plan provisions;

(C)	description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(D)	appropriate information as to the steps the claimant should take if he or she wishes to submit the denied claim for review, including any applicable time limits.

(3)
Appealing a Claims Denial.  If the claimant wishes a review of the denied claim, he or she shall notify the Committee in writing within 60 days of the claimant’s receipt of notification of the denied claim.  The claimant or the claimant’s representative may review pertinent Plan documents and may submit issues or comments to the Committee in writing.  The claimant or the claimant’s representative may provide the Committee with a written statement of the claimant’s position and with written materials in support of his or her position, including documents, records and other information relating to the claim.  The claimant or the claimant’s representative may have, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.  A document, record or other information shall be considered relevant to the claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(4)
Review of Appeal.  The Committee shall forward all requests for review of a denied claim together with all associated documents to the Chairman of the Committee promptly after receipt.  The Committee shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant and/or the claimant’s representative.  The Committee shall make a decision on review within a reasonable period of time, not later than 60 days after the Committee receives the claimant’s written request for review unless special circumstances require additional time for review of the claim.  If the Committee needs an extension of time to review the claim, it shall notify the claimant in writing before the end of the initial 60-day period, and shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review.  The extension shall not be longer than an additional 60 days.  The decision on review will be written in a manner calculated to be understood by the claimant.  If the claim is denied, the written noticed shall include specific reasons for the decision as well as specific references to pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, with “relevant” defined as provided in the previous subsection.

(b)	Determination of Disability. To the extent the Committee is determining a claims for benefits under the Plan on account of disability, the following procedures shall apply.

(1)
Notice of Denial.  If any person claiming benefits under the Plan on account of disability is denied such benefits by the Committee, no later than 45 days after receipt of the claim by the Committee (or within 75 days if special circumstances require an extension and if written (including electronic) notice of such extension and circumstances is given to such person within the initial 45-day period), he or she shall be furnished with written notification from the Committee stating the following: The notice of denial shall be written (including in electronic media) in a manner calculated to be understood by the claimant and shall include the following:

(A)	specific reasons for the denial;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

(C)
description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

(D)
if an internal rule, guideline, protocol or other similar criterion (a “Guideline”) was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request; and

(E)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

In the event that a period of time is extended due to a claimant’s failure to submit necessary information, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(2)
Appeal Process.  A claimant shall have 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination.  A claimant shall be entitled to submit on appeal written comments, documents, records and other information relating to the claim.  During the time the claimant has for filing an appeal, the claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.  The Committee shall forward all requests for review of a denied claim together with all associated documents to the Chair of the Committee promptly after receipt.  The Committee’s review of the claim shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The review shall not give deference to the initial adverse benefit determination.  If the initial benefit determination was, in whole or in part, based on medical judgment (including determinations with regard to whether a particular treatment, drug or other item is experimental, investigational, or not medically necessary or appropriate), in deciding the appeal the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  Such professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  If the Plan obtained advice from any medical or vocational experts in making the initial benefit determination, the Committee shall identify such experts to the claimant, regardless of whether the advice was relied upon in making the initial benefit determination.

The Committee shall notify the claimant of the benefit determination on review within a reasonable period of time, not to exceed 45 days after receipt by the Plan of the claimant’s request for review, unless the Committee determines that special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require an extension of time for processing the claim.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period.  In no event shall such extension exceed a period of 45 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

Notwithstanding the previous paragraph, if the Committee holds regularly scheduled meetings at least quarterly, the Committee shall instead make a benefit determination no later than the date of such meeting that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Plan’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(3)
Notification of Benefit Determination on Review.  The Committee shall provide the claimant with written notification of the Plan’s benefit determination on review.  If on review the initial denial of benefits is affirmed, the notification shall set forth, in a manner calculated to be understood by the claimant, the following:

(A)	specific reason for the adverse determination;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

(C)
statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(D)
statement describing the Plan’s voluntary appeal procedures, if any, and describing the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under ERISA Section 502(a);

(E)
if a Guideline was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request;

(F)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(G)
the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(c)
The Committee shall have full discretionary authority to consider claims filed under the Plan and to determine eligibility, status and rights of all individuals under the Plan and to construe any and all terms of the Plan.

(d)
Following the approval of a claim for benefits under the Plan, pursuant to the claims procedure set forth in this section, the Committee shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

7.3
Liability of Committee; Indemnification.  To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own bad faith or willful misconduct.  The Committee may employ legal counsel, consultants, actuaries and agents as they may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent.  The Committee shall provide for the keeping of detailed written minutes of its actions hereunder, which shall be reviewed by the legal counsel or the consultant engaged by the Committee prior to their finalization.

7.4
Expenses.  The costs of the establishment of the Plan and the adoption of the Plan by the Company, including but not limited to legal and accounting fees, shall be borne by the Company.  The expenses of administering the Plan shall be borne by the Trust; provided, however, that the Company shall bear, and shall not be reimbursed by, the Trust for any tax liability of the Company associated with the investment of assets by the Trust.  All taxes associated with participation in the Plan, including any tax liability under Code Section 409A, shall be the borne by the Participant.

ARTICLE 8.  GENERAL AND MISCELLANEOUS

8.1
Rights Against the Company. Except as expressly provided by the Plan, the establishment of the Plan shall not be construed as giving to any Participant or to any person whomsoever, any legal, equitable or other rights against the Company, or against its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any equity or other interest in the assets, business or shares of Company stock or giving any Participant the right to continue rendering services to or for the benefit of the Company. Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to continue rendering services to or for the benefit of the Company or as affecting the right of the Company to dismiss any Participant.  Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any Participant benefit plan or other arrangement of the Company for the benefit of its Participants.

8.2
Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

8.3
Severability. If any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

8.4
Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan.  Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.  When used herein, the masculine gender includes the feminine gender.

8.5
Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Delaware unless superseded by federal law, which shall govern correspondingly.

8.6
Payment Due to Incompetence. If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or trust which has been legally appointed by the courts or to any other person determined by the Company to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper.  Any such payment shall be in complete discharge of the Company’s obligations under the Plan.

8.7	Taxes. The Company may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

8.8
Insurance.  In the event that any Participant elects, in his or her discretion, to independently purchase an insurance policy covering the inability of the Plan or the Trust to make any payments to which Participant is entitled under the Plan or the Trust, the Company shall use its best efforts to facilitate the payment by Participant of any applicable excise taxes which become due as the result of the payment of premiums under such policy.  Nothing contained herein shall be construed as an endorsement by the Company of the purchase of such a policy or a recommendation by the Company that the purchase of such a policy is necessary or desirable as the result of Participant’s participation in the Plan.  In the event that such insurance would result in adverse tax consequences to the Participant, the Participant shall terminate such insurance.

8.9
Attorney’s Fees. The Company shall pay the reasonable attorney’s fees incurred by any Participant in an action brought against the Company to enforce the Participant’s rights under the Plan, provided that such fees shall only be payable in the event that the Participant prevails in such action.

8.10
Plan Binding on Successors and Assignees. The Plan shall be binding upon and inure to the benefit of the Company and its successor and assigns and the Participant and the Participant’s designee and estate.

Acknowledgment
The undersigned Participant hereby acknowledges that the Company has selected him or her as a participant in the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Directors, as amended from time to time, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Participant in conjunction with executing this Acknowledgment.  The Participant acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked.  The Participant also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan.  The Participant understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by the Participant and returned to the Company.

Building Materials Holding Corporation	Participant

By: ________________________________	Signature: ________________________________

Title: _______________________________	Name: ___________________________________

Date: ______________________________	Date: ____________________________________

Distribution Election
Pursuant to Section 3.3 of the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Directors, as amended from time to time (the “Plan”), I hereby elect to have all amounts credited to my Account during the period of my participation in the Plan, together with any interest or other earnings credited thereon, distributed to me on the terms elected below:

Timing of Payment.  I elect to have any distributions of money covered by this election paid to me:

______ upon reaching age ___________

______ upon the passage of _____ years

______ upon my Separation from Service with the Company

______ upon the earliest of the above to occur

______ upon the latest of the above to occur

Method of Payment.  I elect to have any distributions of money covered by this election paid to me:

______ Lump sum payment

______ Installments for 60 months

______ Installments for 120 months

Each monthly installment to be paid under an annuity arrangement will be determined as of each installment date by dividing the entire amount in my Account (including interest and other earnings) by the number of installments then remaining to be paid.
Notwithstanding the above election, I elect to have distribution of my Stock Account paid to me in:

______ Lump sum payment

______ Installments of stock certificates annually for a period of up to 5 years

This election shall take effect for amounts deferred by me with respect to the Plan Year beginning January 1, 20__.  The distribution of amounts from my Account pursuant to this election is subject to all of the terms and conditions of the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Directors, a copy of which I have been given by the Employer, and which I have read and understood.

Participant

Signature: _____________________________________	Date: _________________________

Name: ________________________________________

Director Election of Deferral

I understand that, under Section 3.1 of the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Directors (the “Plan”), the minimum annual deferral amount is $5,000 of Compensation for the Plan Year in question.  I elect, pursuant to Section 3.1 of the Plan, to make the following deferral(s) with respect to Compensation earned during the Plan Year beginning January 1, 20___ and ending December 31, 20___:

$_________________	Quarterly as director fee’s are paid (minimum annual = $5,000)

YES_____ / NO_____	Annual director Stock grant

This election shall take effect for the Plan Year beginning January 1, 20__.  It may be terminated or modified by me only with written notice.  The election shall remain in effect for each successive Plan Year until a termination, modification or subsequent election is submitted.  The deferral of Compensation hereby elected is subject to all of the terms and conditions of the Plan and of the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Directors, a copy of which I have been given by the Company, and which I have read and understood.

Participant

Signature: _____________________________________	Date: _________________________

Name: ________________________________________

Beneficiary Designation

In the event I should die prior to the receipt of all money accrued to my credit under this election, I elect to have the balance paid to the following named individual(s) in the following percentages(s) (Complete A if you are a resident of a community property state.  Complete B if the state in which you reside is not a community property state.):

A.	50%	[Spouse]

	______%	_________________________________________________________________

	______%	_________________________________________________________________

	______%	_________________________________________________________________

B.	______%	_________________________________________________________________

	______%	_________________________________________________________________

	______%	_________________________________________________________________

	______%	_________________________________________________________________

Participant

Signature: _____________________________________	Date: _________________________

Name: ________________________________________

To be completed only if any above named beneficiary is not my spouse:
I, as the spouse of _________________________________________________________________________________
_________________________________, do hereby consent to designation of any beneficiary that might in any way impair my rights under applicable state law, including but not limited to, laws relating to Community Property, Wills, Trusts, and Intestacy.

Spouse

Signature: _____________________________________	Date: ____________________

Name: ________________________________________